Exhibit 99.1

Atheros Announces First Quarter 2009 Results

 SANTA CLARA, CA--(Marketwire - April 23, 2009) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its first quarter ended March 31, 2009.

Revenue in the first quarter was $87.9 million, compared to $98.3 million reported in the fourth quarter of 2008 and $114.5 million reported in the first quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded a first quarter net loss of $7.6 million or $0.12 per diluted share. This compares with a GAAP net loss of $4.8 million or $0.08 per diluted share in the fourth quarter of 2008. Net income in the first quarter of 2008 was $3.4 million or $0.06 per diluted share. Cash, cash equivalents and short-term marketable securities were $288.9 million at Mar. 31, 2009, down $4.9 million from the prior quarter.

Atheros reports gross margins, operating expenses, operating income (loss), net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the other-than-temporary impairment of long-term investments and the tax impact of these excluded items. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margins in the first quarter were 48.1 percent, compared to 49.2 percent reported in the fourth quarter of 2008 and 51.2 percent in the first quarter of 2008. Non-GAAP operating income in the first quarter was 3.2 percent of revenue, compared to 7.6 percent in the fourth quarter of 2008 and 15.3 percent in the first quarter of 2008.

Non-GAAP net income in the first quarter was $3.9 million or $0.06 per diluted share, compared to $10.8 million or $0.17 per diluted share in the fourth quarter of 2008 and $17.2 million or $0.28 per diluted share in the first quarter of 2008.

“While we continue to work through a difficult macro economic climate, we exited the first quarter with growing momentum as our customers began to ramp new products and replenish inventory levels,”  said Dr. Craig Barratt, Atheros’ president and chief executive officer.  “Looking ahead, we continue to be encouraged by customer response to our growing product portfolio of communications solutions. While we continue to carefully manage expenses in a manner consistent with the current economic environment, we remain focused on developing new products that drive the success of our customers and provide us ongoing growth opportunities,” Dr. Barratt said.

Recent Atheros Highlights

●	Apr. 22 Atheros Demonstrates Bluetooth®3.0, Merging the Simplicity of Bluetooth with the Speed and Energy Efficiency of 802.11
●	Apr.14 Atheros ROCm®GPS Technology Drives Fast Navigation in Mio™ and Magellan®PNDs
●	Apr. 1 Atheros' Industry-Leading 802.11n Portfolio Delivers Performance Options, Flexibility for Advanced Cable Modems
●	Feb. 16 Atheros Demonstrates Innovative Mobile Connectivity at Mobile World Congress 2009
●	Feb. 16 Atheros Delivers Industry-Leading WLAN Combined With Qualcomm's Bluetooth(R) Connectivity for Advanced Mobile Handsets

Conference Call

Atheros will broadcast its first quarter financial results conference call today, Thursday, April 23, 2009 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial 706-645-9291 and use the pass code 87027913.

Atheros' financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo and ROCm are trademarks of Atheros Communications, Inc.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including our prospects and growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to,  difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, and the risks detailed in Atheros' Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Net revenue	$87,925	$98,296	$114,518
Cost of goods sold	45,844	49,973	56,462
Gross profit	42,081	48,323	58,056
Operating expenses:
Research and development	29,045	30,705	30,054
Sales and marketing	13,416	13,241	11,942
General and administrative	5,930	5,772	5,994
Amortization of acquired intangible assets	2,885	2,885	3,409
Total operating expenses	51,276	52,603	51,399

Income (loss) from operations	(9,195)	(4,280)	6,657
Interest income, net	1,671	2,160	2,420
Impairment of long-term investments	(1,107)	(4,648)	(5,070)
Income tax benefit (provision)	1,079	2,010	(590)
Net income (loss)	$(7,552)	$(4,758)	$3,417

Basic earnings (loss) per share	$(0.12)	$(0.08)	$0.06
Diluted earnings (loss) per share	$(0.12)	$(0.08)	$0.06

Shares used in computing basic earnings (loss) per share	60,918	60,553	58,909
Shares used in computing diluted earnings (loss) per share	60,918	60,553	61,448

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$288,867	$293,758
Accounts receivable, net	56,733	58,385
Inventory	51,551	69,813
Deferred income taxes and other current assets	18,965	15,889
Total current assets	416,116	437,845

Property and equipment, net	13,162	14,789
Long-term investments	16,184	16,963
Goodwill and net acquired intangible assets	122,107	124,992
Deferred income taxes and other assets	17,741	21,119
	$585,310	$615,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$67,498	$96,001

Deferred income taxes and other long-term liabilities	44,342	48,229

Stockholders' equity	473,470	471,478
	$585,310	$615,708

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
GAAP net income (loss)	$(7,552)	$(4,758)	$3,417
Stock-based compensation:
Cost of goods sold	173	-	152
Research and development	4,616	4,815	3,709
Sales and marketing	2,842	2,676	1,792
General and administrative	1,522	1,401	999
Total stock-based compensation	9,153	8,892	6,652

Acquisition-related charges:
Amortization of acquired intangible assets	2,885	2,885	3,409
Other acquisition-related charges	-	-	791

Impairment of long-term investments	1,107	4,648	5,070

Net tax effect of non-GAAP adjustments	(1,709)	(915)	(2,155)

Non-GAAP net income	$3,884	$10,752	$17,184

Shares used in computing non-GAAP basic earnings per share	60,918	60,553	58,909
Shares used in computing non-GAAP diluted earnings per share	62,252	62,094	61,448

Non-GAAP basic earnings per share	$0.06	$0.18	$0.29
Non-GAAP diluted earnings per share	$0.06	$0.17	$0.28

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

●	more meaningful comparability of our on-going operating results;
●	the ability to better identify trends in our underlying business; and
●	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income.  We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008

GAAP gross profit	$42,081	$48,323	$58,056
Amortization of acquisition-related step-up value of inventory	-	-	451
Stock-based compensation	173	-	152
Non-GAAP gross profit	$42,254	$48,323	$58,659

GAAP gross profit as a % of revenue	47.9%	49.2%	50.7%
Amortization of acquisition-related step-up value of inventory	-%	-%	0.4%
Stock-based compensation	0.2%	-%	0.1%
Non-GAAP gross profit as a % of revenue	48.1%	49.2%	51.2%

GAAP operating expense	$51,276	$52,603	$51,399
Stock-based compensation	(8,980)	(8,892)	(6,500)
Amortization of acquired intangible assets	(2,885)	(2,885)	(3,409)
Acquisition-related deferred compensation	-	-	(340)
Non-GAAP operating expenses	$39,411	$40,826	$41,150

GAAP income (loss) from operations	$(9,195)	$(4,280)	$6,657
Stock-based compensation	9,153	8,892	6,652
Amortization of acquired intangible assets	2,885	2,885	3,409
Amortization of acquisition-related step-up value of inventory	-	-	451
Acquisition-related deferred compensation	-	-	340
Non-GAAP income from operations	$2,843	$7,497	$17,509

GAAP income (loss) from operations as a % of revenue	(10.5)%	(4.4)%	5.8%
Stock-based compensation	10.4%	9.0%	5.8%
Amortization of acquired intangible assets	3.3%	3.0%	3.0%
Amortization of acquisition-related step-up value of inventory	-%	-%	0.4%
Acquisition-related deferred compensation	-%	-%	0.3%
Non-GAAP income from operations as a % of revenue	3.2%	7.6%	15.3%

Analyst Contact:
Jack Lazar
Atheros Communications
408-773-5200
jack.lazar@atheros.com

Investor Contact:
David H. Allen
Atheros Communications
408-830-5762
david.allen@atheros.com

Press Contact:
Dakota Lee
Atheros Communications
408-720-5597
Dakota@atheros.com

Greg Wood
A&R Edelman
650-762-2838
gwood@ar-edelman.com